EB2B ANNOUNCES UPCOMING REMOVAL FROM NASDAQ

NEW YORK--August 26, 2002-- eB2B Commerce, Inc. (NASDAQ: EBTB), announced today that effective August 27, 2002 that its common stock would be delisted from Nasdaq.

After receiving communications from Nasdaq as to deficiencies that would have to be cured, and in view of the improbability of curing such deficiencies and due to the significant amount due to Nasdaq, the Company determined that the significant expense of maintaining its Nasdaq listing would not be appropriate.

ABOUT EB2B COMMERCE, INC.

eB2B Commerce is a leading provider of business-to-business transaction management services that simplify trading partner integration, automation, and collaboration across the order management life cycle. The eB2B Trading Network and Transaction Lifecycle Management solutions provide enterprises large and small with a total solution for improving trading partner relationships that enhance productivity and bottom line profitability.

NOTE: CERTAIN STATEMENTS CONTAINED IN THIS NEWS RELEASE WHICH ARE NOT BASED ON HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS, AS THE TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, AND ARE SUBJECT TO UNCERTAINTIES AND RISKS THAT MAY CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER FROM PROJECTIONS. ALTHOUGH EB2B BELIEVES THAT ITS EXPECTATIONS ARE REASONABLE ASSUMPTIONS WITHIN THE BOUNDS OF ITS KNOWLEDGE OF ITS BUSINESS OPERATIONS, THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS WILL NOT DIFFER MATERIALLY FROM ITS EXPECTATIONS. THE UNCERTAINTIES AND RISKS INCLUDE, AMONG OTHER THINGS, THE COMPANY'S PLANS, BELIEFS AND GOALS, THE COMPANY'S LIMITED OPERATING HISTORY, THE ABILITY TO RAISE ADDITIONAL CAPITAL, IF NEEDED, THE RISKS AND UNCERTAINTIES ASSOCIATED WITH RAPIDLY CHANGING TECHNOLOGIES SUCH AS THE INTERNET, THE RISKS OF TECHNOLOGY DEVELOPMENT AND THE RISKS OF COMPETITION THAT CAN CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR PUBLICLY RELEASE THE RESULTS OF ANY REVISION TO THESE FORWARD-LOOKING STATEMENTS.

CONTACT:

     eB2B Commerce, Inc., New York
     Richard Cohan, 212/477-1700 ext. 12